Exhibit 99.2

Highwire Capital, LLC; Extension of Amended and Restated Commitment Letter, dated as of 06 November 2024

IMPORTANT NOTICE: CAP Services LLC operates a private membership-based business cooperative. CAP Services is not, and does not conduct business as, a bank, broker dealer, consumer finance company, mortgage lender, commercial finance company, investment fund, asset manager, or other regulated financial institution. We do not provide legal, tax, investment, financial, accounting, audit, or other similar advice or services. We conduct our core business with Qualified Institutions, Accredited Investors, or qualified commercial companies or businesses with which we are affiliated, have a preexisting relationship, and/or are enrolled or may become enrolled as members of the Capital Cooperative™ that we operate. This correspondence is not for public distribution, but is provided on a limited basis for informational purposes only. Recipient should not construe any of the below information or other related material as legal, tax, investment, financial, accounting, or other similar advice.

FOURTH EXTENSION OF AMENDED AND RESTATED COMMITMENT LETTER

14 March 2025
Highwire Capital, LLC (“Member” or “Affiliate Member”)
717 N. Harwood St
STE 2500
Dallas, TX 75201
Attn: Robert Wilson

Highwire Merger Co I Inc. (“AcquisitionCo”)
717 N. Harwood St
STE 2400
Dallas, TX 75201

Re: Project Bullseye | Amended and Restated Commitment Letter dated as of 06 November 2024 (“Commitment Letter”)

Dear Mr. Wilson:

We write today with reference to the captioned.

By this writing and your acceptance where indicated below prior to 11:59 (New York, New York time) on March 15, 2025, the Commitment Termination Date as amended in the Third Extension of Amended and Restated Commitment Letter, dated 12 February 2025, is hereby extended to 11:59 p.m. (New York, New York time) on April 15, 2025 (or such later date as agreed to by the Capital Platform in its reasonable discretion).

Based on our current assessment of matters that have necessitated this extension, we now anticipate scheduling a closing in advance of the above Commitment Termination Date.

All other terms and conditions set forth in the Commitment Letter remain unchanged.

All capitalized terms not otherwise defined herein shall have the definition given to such terms in the Commitment Letter, which is made a part hereof by reference.

We look forward to a successful transaction.

(Signature page follows)

Sincerely,
CAP SERVICES, LLC d/b/a Capital Platform
Robert J. Matz
Chief Executive Officer
RJM/go

Agreed and Accepted:
HIGHWIRE CAPITAL, LLC

And
HIGHWIRE MERGER CO I, INC